EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to The Guardian Separate Account N registration statement on Form S-6 (the "Registration Statement") of our report dated February 20, 2001, relating to the financial statements of the Guardian Separate Account N and our report dated February 15, 2001, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and Actuarial Experts" in such Registration Statement.


                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP

New York, New York
April 20, 2001